Sonendo, Inc. Announces Preliminary Revenue Results for the Third Quarter 2023

LAGUNA HILLS, Calif. - (BUSINESS WIRE) - Sonendo, Inc. (“Sonendo” or the "Company") (NYSE: SONX), a leading dental technology company and developer of the GentleWave® System, today announced certain unaudited preliminary financial results for the third quarter ended September 30, 2023.

Unaudited Preliminary Third Quarter 2023 Financial Results

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Total revenue is expected to be approximately $10.4 million for the third quarter 2023.
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Cash, cash equivalents and short-term investments as of September 30, 2023 is expected to be approximately $55.9 million.

“We were pleased to close out a solid third quarter despite anticipated seasonality and prevailing macroeconomic challenges, indicating that our business fundamentals remain strong,” said Bjarne Bergheim, president and chief executive officer of Sonendo. “The sales pipeline is expanding, and we are encouraged by a stable balance sheet while we simultaneously reduce quarterly cash burn. We look forward to providing further details regarding meaningful growth strategies, including new commercial initiatives to catalyze the top line, in our quarterly earnings call.”

2023 Financial Guidance

The Company reiterates its full year 2023 guidance of expected revenue between $44.0 million and $46.0 million.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. Sonendo is also the parent company of TDO Software, the developer of widely used endodontic practice management software solutions, designed to simplify practice workflow. TDO Software integrates practice management, imaging, referral reporting and CBCT imaging, and offers built-in communication with the GentleWave System.

For more information on Sonendo, visit www.sonendo.com. For more information on the GentleWave System, visit www.gentlewave.com/doctor.

Forward-Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s ability to maintain the listing of its Common Stock on the NYSE and the Company’s anticipated business and financial performance. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include: the degree of market acceptance of our products by dental practitioners and our ability to maintain strong working relationships with our customers, risks associated with manufacturing our products in large-scale commercial quantities, our dependence on third party suppliers, our ability to raise capital when needed, and our ability to comply with extensive government regulation and oversight. Additional assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. Forward-looking statements contained in this announcement are based on information available to the Company as of the date hereof. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of the Company.

Preliminary Financial Information

The anticipated results discussed in this press release are based on management’s preliminary, unaudited analysis of financial results for the quarter ended September 30, 2023. As of the date of this press release, the Company has not completed its quarter-end procedures for such period, and the Company’s independent registered accounting firm has not reviewed or audited the preliminary financial data discussed in this press release. During the course of the Company’s quarter-end closing procedures and review process, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

Investor Contact:

Greg Chodaczek

Gilmartin Group

ir@sonendo.com